UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 17, 2013

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission

File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

880 Winter Street, Suite 210, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 17, 2013, the Board of Directors (the “Board”) of BG Medicine, Inc. (the “Company”) approved a change to Stephane Bancel’s position within the Company from Executive Chairman to Chairman, effective as of November 1, 2013. In connection with this change, the Compensation Committee of the Board of the Company terminated Mr. Bancel’s consulting agreement with the Company, pursuant to which Mr. Bancel had been entitled to receive the equivalent of up to $150,000 per year in stock options for his service as Executive Chairman. Accordingly, as of November 1, 2013, Mr. Bancel (i) ceased vesting in the stock option that was granted to him on July 25, 2011 when he became Executive Chairman, the vesting of which was contingent upon him serving as Executive Chairman, and (ii) ceased receiving all other compensation set forth in his consulting agreement. In lieu thereof, effective as of November 1, 2013, Mr. Bancel became eligible to receive compensation under the Company’s non-employee director compensation policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: December 18, 2013	/s/ Paul Sohmer, M.D.
Paul Sohmer, M.D. President and Chief Executive Officer